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                                                                   Exhibit 10.31


                              REVISED AND RESTATED
                              BANC ONE CORPORATION
                            1995 STOCK INCENTIVE PLAN


1.   PURPOSE

     The purpose of the BANC ONE CORPORATION 1995 Stock Incentive Plan is to provide incentives and rewards for Employees and Eligible Directors of the Corporation and its Subsidiaries (i) to support the execution of the Corporation's business and human resource strategies and the achievement of its goals and (ii) to associate the interests of Employees and Eligible Directors with those of the Corporation's shareholders.

2.   DEFINITIONS

     "Award" includes, without limitation, stock options (including incentive stock options under Section 422 of the Code and Director Stock Options), stock appreciation rights, restricted and performance shares, restricted and performance share units, Performance Stock Awards, dividend or equivalent rights, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

     "Award Agreement" means a written agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award made to such Participant under this Plan, in the form prescribed by the Committee.

     "Board" means the Board of Directors of the Corporation.

     "Change of Control" shall have the meaning specified in Section 12(b).

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means the Committee appointed by the Board, each member of which shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and shall be an "outside director" within the meaning of
Section 162(m) of the Code. The Committee shall be composed of no fewer than the minimum number of disinterested persons as may be required by Rule 16b-3.

     "Common Stock" means the common stock of the Corporation, without par value.

     "Corporation" means BANC ONE CORPORATION, a bank holding company under the Bank Holding Company Act of 1956 headquartered in Columbus, Ohio.

     "Director Stock Option" means the right, granted to an Eligible Director, to purchase Common Stock at a stated price for a specified period of time. Each Director Stock Option shall be a nonqualified stock option whose grant is not intended to comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time.

     "Eligible Director" means any statutory director of the Corporation who is not an employee of the Corporation or any Subsidiary.

     "Employee" means an employee of the Corporation or a Subsidiary.


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     "Employee Award" means an Award (other than a Director Stock Option) to an
Employee under this Plan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means the closing price of the Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on the relevant valuation date or, if there were no Common Stock transactions on the valuation date, on the next preceding date on which there were Common Stock transactions; provided, however, that the Committee may specify some other definition of Fair Market Value with respect to any particular Employee Award.

     "Negative Discretion" means other factors to be applied by the Committee in reducing the number of restricted shares to be issued pursuant to a Performance Stock Award if the Performance Goals have been met or exceeded if, in the Committee's sole judgment, such application is appropriate in order to act in the best interest of the Corporation and its shareholders. The Negative Discretion factors include, but are not limited to, the achievement of measurable individual performance objectives established by the Committee and communicated to the Employee in advance of the Performance Period, and competitive pay practices.

     "Participant" means an Employee or an Eligible Director who has been granted an Award under this Plan.

     "Performance Goals" means, with respect to any Performance Period, performance goals based on any of the following criteria and established by the Committee prior to the beginning of such Performance Period or performance goals based on any of the following criteria and established by the Committee after the beginning of such Performance Period that meet the requirements to be considered pre-established performance goals under Section 162(m) of the Code: earnings or earnings growth; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; or reductions in non-performing assets. Such Performance Goals may be particular to an Employee or the division, department, branch, line of business, Subsidiary or other Unit in which the Employee works, or may be based on the performance of the Corporation generally.

     "Performance Period" means the period of time designated by the Committee applicable to a Performance Stock Award during which the Performance Goals shall be measured.

     "Performance Stock Award" shall have the meaning specified in Section 6(g).

     "Plan" means this BANC ONE CORPORATION 1995 Stock Incentive Plan.

     "Plan Year" means a twelve-month period beginning with January 1 of each year.

     "Reporting Person" means an officer or director of the Corporation subject to the reporting requirements of Section 16 of the Exchange Act.

     "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.


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3.   ELIGIBILITY

     (a) Any Employee selected by the Committee is eligible to receive an Employee Award.

     (b) Eligible Directors are entitled to participate in this Plan solely with respect to the grant of Director Stock Options and may not receive any other Awards under this Plan. The selection of Eligible Directors is not subject to the discretion of the Committee. Persons serving on the Committee who are Eligible Directors may receive grants of Director Stock Options.

4.   PLAN ADMINISTRATION

     (a) This Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to the participation of Employees in this Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, performance standards (including Performance Goals), length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate. Except as otherwise required by this Plan, the Committee shall have authority to interpret and construe the provisions of this Plan and the Award Agreements and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons.

     (b) The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to Awards granted to Reporting Persons.

5.   STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

     (a) The stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Corporation, including shares purchased on the open market. Subject to adjustment in accordance with the provisions of Section 11, and subject to Section 5(d), (i) the total number of shares of Common Stock available for grants of Awards (including, without limitation, Awards of restricted and performance shares) in any Plan Year shall not exceed one percent of the outstanding Common Stock as reported in the Corporation's Annual Report on Form 10-K for the fiscal year ending immediately prior to such Plan Year and (ii) the total number of shares of Common Stock available for grants of restricted and performance shares (including restricted shares to be issued pursuant to Performance Stock Awards) in any Plan Year shall not exceed one fourth of one percent of the outstanding Common Stock as reported in the Corporation's Annual Report on form 10- K for the fiscal year ending immediately prior to such Plan Year.

     (b) Subject to adjustment in accordance with Section 11, and subject to
Section 5(a), (i) the total number of shares of Common Stock available for grants of Awards in any Plan Year to any Participant shall not exceed one half of one percent of the outstanding Common Stock as reported in the Corporation's Annual Report on Form 10-K for the fiscal year ending immediately prior to such Plan Year and (ii) the total number of shares of Common Stock available for grants of restricted shares to be issued pursuant to Performance Stock Awards in any Plan Year to any Employee shall not exceed one eighth of one percent of the outstanding Common Stock as reported in the Corporation's Annual Report on form 10-K for the fiscal year ending immediately prior to such Plan Year.


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     (c) For purposes of calculating the total number of shares of Common Stock available for grants of Awards, (i) the grant of a performance or restricted share unit Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under the Award and (ii) where the value of an Award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the Award. Awards payable solely in cash will not reduce the number of shares of Common Stock available for Awards granted under this Plan.

     (d) There shall be carried forward and be available for Awards under this Plan in each succeeding Plan Year, in addition to shares of Common Stock available for grant under paragraph (a) of this Section 5, all of the following:
(i) any unused portion of the limit set forth in paragraph (a) of this Section 5 for the two immediately preceding Plan Years; (ii) shares of Common Stock represented by Awards which have been canceled, forfeited, surrendered, terminated or expire unexercised during that Plan Year or the two immediately preceding Plan Years; (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations; (iv) authorized shares of Common Stock as to which stock options, stock appreciation rights, restricted stock awards, performance shares or performance awards were not granted under the BANC ONE CORPORATION 1989 Stock Incentive Plan; and (v) shares of Common Stock under the BANC ONE CORPORATION 1989 Stock Incentive Plan subject to stock options, stock appreciation rights, restricted stock awards, performance shares or performance awards which have been canceled, forfeited, surrendered, terminated or expire unexercised during that Plan Year or the two immediately preceding Plan Years.

6.   EMPLOYEE AWARDS UNDER THIS PLAN

     As the Committee may determine, the following types of Employee Awards may be granted under this Plan to Employees on a stand alone, combination or tandem basis:

     (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

     (b) Incentive Stock Option. An award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time.

     (c) Stock Appreciation Right. A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the stock appreciation right is exercised over the Fair Market Value of a share of Common Stock on the date the stock appreciation right was granted.

     (d) Restricted and Performance Shares. A transfer of shares of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, or subject to specified performance standards, for such periods of time as the Committee may determine.

     (e) Restricted and Performance Share Unit. A fixed or variable share or dollar denominated unit subject to conditions of vesting, performance and time of payment as the Committee may determine, which may be paid in shares of Common Stock, cash or a combination of both.

     (f) Dividend or Equivalent Right. A right to receive dividends or their equivalent in value in shares of Common Stock, cash or in a combination of both with respect to any new or previously existing Employee Award.

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     (g) Performance Stock Awards. A right, granted to an Employee, to receive restricted shares (as defined in Section 6(d) hereof) that are not to be issued to the Employee until after the end of the related Performance Period, subject to satisfaction of the Performance Goals for such Performance Period.

     (h) Other Common Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Employee Awards set forth in this Section 6.

     In addition to granting Employee Awards for purposes of incentive compensation, Employee Awards may also be made in tandem with or in lieu of current or deferred Employee compensation.

7.   PERFORMANCE STOCK AWARDS.

     (a) Administration. Performance Stock Awards may be granted to Employees either alone or in addition to other Employee Awards granted under this Plan. The Committee shall determine the Employees to whom Performance Stock Awards shall be awarded for any Performance Period, the duration of the applicable Performance Period, the number of restricted shares to be awarded at the end of a Performance Period to Employees if the Performance Goals are met or exceeded and the terms and conditions of the Performance Stock Award in addition to those contained in this Section 7.

     (b) Payment of Award. After the end of a Performance Period, the financial performance of the Corporation during such Performance Period shall be measured against the Performance Goals. If the Performance Goals are not met, no restricted shares shall be issued pursuant to the Performance Stock Award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere and certify the number of restricted shares to be issued under each Performance Stock Award in accordance with the related Award Agreement. The Committee may, in its sole discretion, apply Negative Discretion to reduce the number of restricted shares to be issued under a Performance Stock Award.

     (c) Requirement of Employment. To be entitled to receive a Performance Stock Award, an Employee must remain in the employment of the Corporation through the end of the Performance Period, except that the Committee may provide for partial or complete exceptions to this requirement as it deems equitable in its sole discretion.

8.   DIRECTOR STOCK OPTIONS

     Subject to the provisions of Section 5, Director Stock Options shall be granted to Eligible Directors as provided in this Section 8 and the Committee shall have no discretion with respect to any matters set forth in this Section 8.

     (a) Vesting. Each Director Stock Option shall become exercisable on and after the first anniversary of the date of the grant.

     (b) Number of Shares. Director Stock Options shall be granted as follows:

          (i) Each person who is first elected or appointed to serve as a director of the Corporation after the effective date of this Plan and who is an Eligible Director shall, upon such person's initial appointment or election as an Eligible Director, automatically be granted Director Stock Options for that number of shares of Common Stock having a Fair Market Value of $100,000 on the date the Director Stock Options are granted; and

          (ii) Commencing immediately after the adjournment of the Corporation's annual meeting of shareholders (an "Annual Meeting") in 1995 and immediately after the adjournment of the Annual


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Meeting each year thereafter, each Eligible Director who was an Eligible
Director immediately preceding such Annual Meeting and who has been elected as a director at such Annual Meeting shall automatically be granted Director Stock Options for that number of shares of Common Stock having a Fair Market Value of $60,000 on the date the Director Stock Options are granted if, but only if, the return on common equity of the Corporation as set forth in the Corporation's annual report to shareholders for the immediately preceding fiscal year is equal to or greater than 10%.

     (c) Option Price. Each Director Stock Option shall have an option price ("Option Price") that is equal to the Fair Market Value of the Common Stock on the date the Director Stock Option is granted.

     (d) Duration of Options. No Director Stock Option may be exercisable later than twenty years and one day from the date of its grant.

     (e) Payment. The Option Price upon exercise of any Director Stock Option shall be payable to the Corporation in full either (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits, (ii) through the delivery or deemed delivery based on attestation of ownership of shares of Common Stock with a Fair Market Value at the time of exercise equal to the total Option Price or (iii) by a combination of the methods described in items (i) and
(ii) above.

     (f) Termination of Director Stock Options. If an Eligible Director ceases to be an Eligible Director for any reason, the rights under any then outstanding Director Stock Option granted pursuant to this Plan which are exercisable as of the date such person ceases to be an Eligible Director shall terminate upon the date determined as provided in Section 8(d), above, or three years after such cessation date, whichever first occurs. Any then outstanding Director Stock Option granted to such Eligible Director which is not exercisable as of the date such person ceases to be an Eligible Director shall terminate on and as of such date.

9.   OTHER TERMS AND CONDITIONS

     (a) Assignability. Except to the extent, if any, as may be permitted by the Code and rules promulgated under Section 16 of the Exchange Act, (i) no Award shall be assignable or transferable except by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Code and as determined or established by the Committee, and (ii) during the lifetime of a Participant, an Award shall be exercisable only by such Participant, such Participant's guardian, legal representative or assignee pursuant to a qualified domestic relations order or as determined or established by the Committee. An Award shall not otherwise be assignable.

     (b) Award Agreement. Each Award under this Plan shall be evidenced by an Award Agreement.

     (c) Rights As A Shareholder. Except as otherwise provided herein or in any Award Agreement, a Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant or his nominee (which, for purposes of this Plan, shall include any third party agent selected by the Committee to hold such shares on behalf of a Participant), guardian or legal representative is the holder of record of such shares.

     (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

     (e) Payments by Participants. The Committee may determine that Employee Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate.


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     (f) Tax Withholding. The Corporation shall have the right to withhold from any payments made under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant is required to pay to the Corporation an amount required to be withheld under applicable income tax laws in connection with a distribution of shares of Common Stock pursuant to this Plan, the Participant may satisfy this obligation in whole or in part by electing to have the Corporation withhold from such distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares of Common Stock to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date"). Any such election is subject to the following restrictions: (i) the election must be made on or prior to the Tax Date and (ii) the election must be subject to the disapproval of the Committee.

     (g) Restrictions On Sale and Exercise. With respect to Reporting Persons, and if required to comply with rules promulgated under Section 16 of the Exchange Act, (i) no Award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of shares of Common Stock by the Participant for at least six months from the date of grant, and (ii) shares of Common Stock acquired pursuant to this Plan (other than shares of Common Stock acquired as a result of the granting of a "derivative security") may not be sold or otherwise disposed of for at least six months after acquisition.

     (h) Requirements of Law. The granting of Awards and the issuance of shares of Common Stock upon the exercise of Awards shall be subject to all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed. As a condition precedent to the issuer of shares of Common Stock pursuant to the grant or exercise of an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements.

10.  AMENDMENTS

     (a) Except as otherwise provided in this Plan, the Board may at any time terminate and, from time to time, may amend or modify this Plan. Any such action of the Board may be taken without the approval of the Corporation's shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation, including specifically Rule 16b-3 under the Exchange Act.

     (b) No amendment, modification or termination of this Plan shall in any manner adversely affect any Awards theretofore granted to a Participant under this Plan without the consent of such Participant.

11.  RECAPITALIZATION

     The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change. Any such adjustment may provide for the elimination of fractional shares.

12.  NO RIGHT TO EMPLOYMENT

     No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Corporation or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Corporation or any Subsidiary.


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13.  CHANGE OF CONTROL

     (a) Subject to the provisions of Section 13(c) below, notwithstanding anything contained in this Plan, the provisions of Section 13(a)(iii) below or any Award Agreement to the contrary, in the event of a Change of Control, as defined below, the following (x) may, in the sole discretion of the Committee, occur with respect to any and all Employee Awards outstanding as of such Change of Control and (y) shall occur with respect to any and all Director Stock Options outstanding as of such Change of Control:

          (i) automatic maximization of performance standards, lapse of all restrictions and acceleration of any time periods relating to the exercise, realization or vesting of such Awards so that such Awards may be immediately exercised, realized or vested in full on or before the relevant date fixed in the Award Agreement;

          (ii) performance shares or performance units shall be paid entirely in cash;

          (iii) upon exercise of a stock option or an incentive stock option (collectively, an "Option") during the 60-day period from and after the date of a Change of Control, the Participant exercising the Option may in lieu of the receipt of Common Stock upon the exercise of the Option, elect by written notice to the Corporation to receive an amount in cash equal to the excess of the aggregate Value (as defined below) of the shares of Common Stock covered by the Option or portion thereof surrendered determined on the date the Option is exercised, over the aggregate exercise price of the Option (such excess is referred to herein as the "Aggregate Spread"); provided, however, and notwithstanding any other provision of this Plan, if the end of such 60-day period from and after the date of a Change of Control is within six months of the date of grant of an Option held by a Participant who is a Reporting Person, such Option shall be canceled in exchange for a cash payment to the Participant equal to the Aggregate Spread on the day which is six months and one day after the date of grant of such Option. As used in this Section 13(a)(iii) the term "Value" means the higher of (i) the highest Fair Market Value during the 60-day period from and after the date of a Change of Control and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (i) or (iii) of the definition of Change of Control, the highest price per share of the Common Stock paid in such transaction or series of transactions (which in the case of paragraph (i) shall be the highest price per share of the Common Stock as reflected in a Schedule 13D filed by the person having made the acquisition);

          (iv) if a Participant's employment terminates for any reason other than retirement or death following a Change of Control, any Options held by such Participant may be exercised by such Participant until the earlier of three months after the termination of employment or the expiration date of such Options; and

          (v) all Awards become non-cancelable.

     (b) A "Change of Control" of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

          (i) the acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of 20% or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; provided, however, that any acquisition by the Corporation or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately


                                       -8-
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prior to such acquisition, of the then outstanding shares of Common Stock of the
Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, as the case may be, shall not constitute a Change of Control;

          (ii) individuals who, as of January 1, 1995, constitute the Board as of the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (iii) approval by the shareholders of the Corporation of a reorganization, merger or consolidation of the Corporation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Corporation or of the sale or other disposition of all or substantially all of the assets of the Corporation.

     (c) If any right granted pursuant to Section 13(a) would make a Change of Control transaction ineligible for pooling of interests accounting that but for
Section 13(a) would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to
Section 13(a) with Common Stock with a Fair Market Value equal to the cash that would otherwise be payable thereunder.

14.  GOVERNING LAW

     To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of Ohio.

15.  INDEMNIFICATION

     Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Corporation's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.


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
16.  SAVINGS CLAUSE

     This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Employees who are Reporting Persons, Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by laws, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are Reporting Persons without so restricting, limiting or conditioning this Plan with respect to other Participants.

17.  EFFECTIVE DATE AND TERM

     The effective date of this Plan is April 17, 1995 subject to its approval by the Corporation's shareholders at their next annual meeting or at any adjournment thereof, within twelve months following the date of its adoption by the Board. This Plan shall remain in effect until terminated by the Board.

Amended:
 Oct. 1996 - Section 2 - Definition of Committee
             Section 9(f)  - Tax Withholding
 Jan. 1997 - Section 9(a)  - Assignability
 Jan. 1998 - Section 10 - Amendments - former Section 10(b) deleted
             Section 13(a) - Change of Control
             Section 13(c) - Change of Control added

Revised 5/30/97
Revised 6/2/97 (tab spacing change only)
Revised 2/27/98
Revised 3/10/98 (correct two typos)


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